                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant  /x/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ /  Confidential, for Use of the Commission Only (as permitted by
     Rule14a-6(e)(2))
/x/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                                    GSV, INC.

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:


(2)  Aggregate number of securities to which transaction applies:


(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:


(5)  Total fee paid:


/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

                                    GSV, INC.
                                116 Newark Avenue
                              Jersey City, NJ 07302

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be held on June 6, 2000

                  NOTICE IS HEREBY GIVEN to the stockholders of GSV, INC., a Delaware corporation (the "Company"), that the Annual Meeting of Stockholders (the "Meeting") will be held at the Club Hotel and Suites by Doubletree, 455 Washington Boulevard, Jersey City, NJ 07310 at 1:00 p.m., New York time, on June 6, 2000 for the following purposes:

         1. To elect a board of four (4) directors to serve until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

         2. To ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ended December 31, 2000; and

         3. To transact such other business as may properly be bought before the Meeting or any postponement or adjournment thereof.

            Only stockholders of the Company of record at the close of business on April 6, 2000 are entitled to notice of and to vote at the Meeting or any postponement or adjournment thereof.

            A copy of the 1999 Annual Report accompanies this notice.

                                       By Order of the Board of Directors,

                                       Jeffrey S. Tauber
                                       Chairman

Jersey City, New Jersey
May 6, 2000

                                RETURN OF PROXIES

         A PROXY AND SELF-ADDRESSED ENVELOPE ARE ENCLOSED FOR YOUR USE IF YOU DO NOT PLAN TO ATTEND THE MEETING IN PERSON. WE URGE EACH STOCKHOLDER WHO IS UNABLE TO ATTEND THE MEETING TO VOTE BY PROMPTLY SIGNING AND RETURNING HIS OR HER PROXY, REGARDLESS OF THE NUMBER OF SHARES OF STOCK HELD BY SUCH STOCKHOLDER. ANY PROXY GIVEN BY A STOCKHOLDER MAY BE REVOKED BY THE STOCKHOLDER AT ANY TIME PRIOR TO THE VOTING OF THE PROXY.

                                    GSV, INC.
                                 PROXY STATEMENT

                                     GENERAL

         The enclosed proxy ("Proxy") is solicited by the Board of Directors (the "Board") of GSV, INC., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at the Club Hotel and Suites by Doubletree, 455 Washington Boulevard, Jersey City, New Jersey 07310, on June 6, 2000 at 1:00 p.m., New York time, or at any postponement or adjournment thereof (the "Meeting.") The matters to be considered and acted upon at the Meeting are described in the foregoing Notice of Annual Meeting of Stockholders and this Proxy Statement. This Proxy Statement and the related form of Proxy are being mailed on or about May 5, 2000 to all of the stockholders of the Company of record on April 6, 2000. Any Proxy given by a stockholder may be revoked by the stockholder at any time prior to the voting of the Proxy by delivering a written notice to the Secretary of the Company, by executing and delivering a later dated Proxy or by attending the Meeting and voting in person.

         The management of the Company knows of no business other than the items specified in the Notice of Annual Meeting of Stockholders which will be presented for consideration at the Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed Proxy to vote in accordance with their best judgment.

                             SOLICITATION OF PROXIES

         The persons named as proxies are Jeffrey S. Tauber, Chairman of the Board and Chief Executive Officer, and Kevin Miller, President. Shares represented at the Meeting by the enclosed Proxy will be voted in the manner specified by the stockholder. In the absence of such specification, the shares will be voted FOR (i) the election of each of the four persons nominated by the Board to serve as directors; FOR (ii) the ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000; and (iii) in the discretion of the proxies, on such other business as may properly be brought before the Meeting. The cost of preparing, assembling and mailing the Proxy, this Proxy Statement and the other material enclosed will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and employees of the Company, without extra remuneration, may solicit proxies personally or by telephone or other means of communication. The Company may also request brokerage houses, banking institutions, and other custodians, nominees and fiduciaries, with respect to shares held of record in their names or in the names of their nominees, to forward the proxy material to the beneficial owners of such shares and may reimburse them for their reasonable expenses in forwarding the proxy material.

                                  VOTING RIGHTS

         Only stockholders of record at the close of business on April 6, 2000 (the "Record Date") will be entitled to notice of and to vote at the Meeting or any postponement or adjournment thereof. On the Record Date, the issued and outstanding securities of the Company entitled to vote at the Meeting consisted of 10,689,228 shares of Common Stock par value $.001 per share ("Common Stock"). There was no other class of voting securities outstanding on the Record Date. Each outstanding share of Common Stock is entitled to one vote which may be cast in person or by Proxy duly authorized in writing. No shares have cumulative voting rights.

      The presence in person or by Proxy at the Meeting of the holders of a majority of the issued and outstanding shares of Common Stock shall constitute a quorum for the transaction of business. Abstentions and broker non-votes (i.e. shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners and (ii) the broker or nominee does not have discretionary authority to vote on a particular matter) are counted as present in determining whether the quorum requirement is satisfied. If a quorum is present, the affirmative vote of the holders of a plurality of the shares of Common Stock cast at the Meeting and entitled to vote will be required to act on the election of directors. Thus, abstentions and broker non-votes will not be included in the vote total in the election of directors and will have no effect on the outcome of the vote. The affirmative vote of the holders of a majority of the shares of Common Stock present at the Meeting and entitled to vote will be required to approve the ratification of the selection of Arthur Andersen LLP as auditors for the current fiscal year and to act on all other matters properly brought before the Meeting. If a stockholder abstains on any such matter, the stockholder's shares are considered present at the Meeting for such matter, but since they are not affirmative votes for the matter, they will have the same effect as votes against the matter. With respect to broker non-votes on such matter the shares are not considered entitled to vote at the Meeting for such matter and they are, therefore, not counted in respect of such matter. Such broker non-votes have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

         The stockholders vote at the Meeting by casting ballots (in person or by Proxy) which are tabulated by a person who is appointed by the Board of Directors before the Meeting to serve as the inspector of election at the Meeting and who has executed and verified an oath of office.

         With regard to the proposals to be acted upon at the Meeting, dissenting stockholders do not have appraisal rights.

         Stockholders who do not expect to attend the Meeting, but wish to have their shares of stock voted at the Meeting, are urged to complete, sign, date and return the enclosed Proxy as promptly as possible.

      To the best knowledge of the Company, none of the persons who were executive officers or directors of the Company at any time since January 1, 1999, none of the nominees for election as directors and none of the associates of any of the foregoing, have any interest in the matters to be acted upon at the Meeting, other than with reference to their election as directors.

                               SECURITY OWNERSHIP

         The following table sets forth certain information as of the Record Date regarding the share ownership of the Company by (i) each person who is known to the Company to be the record or beneficial owner of more than five percent (5%) of the Common Stock; (ii) each director, each person nominated to serve as a director, and each executive officer who is named in the executive compensation table described in this Proxy Statement ("Named Executive Officer"); and (iii) all directors and executive officers as a group.

                                                                  Amount and Nature         Percentage of
                                                                    of Beneficial        Outstanding Shares
               Name and Address of Beneficial Owner (1)             Ownership (2)             Owned (3)
               ----------------------------------------             -------------             ---------

Named Executive Officers and Directors

Jeffrey S. Tauber (4)                                                   1,976,378                18.3%
Jeffrey Leist (5)                                                          75,000                    *
Howard J Kuntz III                                                        445,775                 4.2%
Richard Gilbert (6)                                                        20,000                    *
Michael Kempner (7)                                                         8,917                    *
Ian S. Phillips                                                           470,000                 4.4%
Warren Struhl (7)                                                           8,917                    *


All executive officers and directors as a group (7 persons)             3,004,987                27.6%


Beneficial Owners of in Excess of 5% (other than directors and Named Executive Officers)

Jane S. Tauber (8)                                                      1,976,378                18.3%
The Jeffrey S. Tauber Grantor
   Retained Annuity Trust                                                 372,424                 3.5%
The Jane S. Tauber Grantor
   Retained Annuity Trust                                                 372,424                 3.5%

-----------------------------
*  Denotes less than 1%

(1) The address of each beneficial owner identified is c/o GSV, Inc., 116 Newark Avenue, Jersey City, NJ 07302 except for (i) Michael Kempner which is The MWW Group, Inc., One Meadowlands Plaza, East Rutherford, NJ 07073-2137, (ii) Warren Struhl which is c/o Awards.com, 1100 Valley Brook Avenue, Lyndhurst, New Jersey 07071, (iii) Ian S. Phillips which is c/o The Magellan Group, 137 Rowayton Avenue, Rowayton, CT 06853, and
         (iv) Howard J. Kuntz III c/o The Magellan Group 137 Rowayton Avenue, Rowayton, CT 06853.

(2) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner on the Record Date of securities that can be acquired by such person within 60 days from the Record Date upon the exercise of options or warrants.

(3)      Each beneficial owner's percentage ownership is determined by assuming
         (i) that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the Record Date hereof have been exercised, and (ii) 10,689,228 shares of Common Stock were outstanding, before any consideration is given to such options or warrants.

(4) Consists of 572,015 shares held directly, 372,424 shares of Common Stock in name of The Jeffrey S. Tauber Grantor Retained Annuity Trust, with Kevin S. Miller and Jane S. Tauber as trustees and 944,439 shares of Common Stock held in the name of Mr. Tauber's wife, Jane, including 372,424 shares held in the name of The Jane S. Tauber Grantor Retained Annuity Trust, with Kevin S. Miller and Jeffrey S. Tauber as trustees. Mr. Tauber disclaims beneficial ownership of all of the shares held in the name of the Jane S. Tauber Grantor Retained Annuity Trust. Also includes options which are vested or which will vest within 60 days following the record date.

(5)      Mr. Leist's employment with the Company ceased effective April 11,
         2000.

(6) Includes current exercisable stock options and stock options which will vest within 60 days following the record date.

(7) Includes 4,667 shares of Common Stock issuable upon exercise of current options and additional options which will become exercisable within 60 days after the Record Date.

(8) Includes 372,424 shares of Common Stock held in the name of The Jane S. Tauber Grantor Retained Annuity Trust, with Kevin S. Miller and Jeffrey
         S. Tauber as trustees, and 1,031,939 shares of Common Stock and options held in the name of Jeffrey S. Tauber, Mrs. Tauber's husband, including 372,424 shares held in the name of The Jeffrey S. Tauber Grantor Retained Annuity Trust with Kevin S. Miller and Jane S. Tauber as trustees. Jane S. Tauber disclaims beneficial ownership of all of the shares held in the name of The Jeffrey S. Tauber Grantor Retained Annuity Trust.

         Information contained in this Proxy Statement with regard to stock ownership was obtained from the Company's stockholders' list, filings with governmental authorities, or from the named individual nominees, directors and officers. The persons identified in the foregoing table disclaim beneficial ownership of shares owned or held in trust for the benefit of members of their families or entities with which they may be associated.

                                 PROPOSAL NO. 1:

                              ELECTION OF DIRECTORS

         The Board has nominated and proposes as nominees Michael Kempner, Ian
S. Phillips, Warren Struhl and Jeffrey S. Tauber (all of whom are members of the present Board of the Company and all of whom have been elected for a term ending at the Meeting) to serve as directors of the Company until the Company's next Annual Meeting of Stockholders and until their respective successors have been elected and qualified or until their earlier resignation or removal. No family relationship exists among any of the executive officers and directors of the Company. Messrs. Kempner and Struhl are independent directors of the Company.

         Unless otherwise specified, shares represented by proxies will be voted in favor of the election of all of the nominees, except that, in the event any nominee should not continue to be available for election, such proxies will be voted for the election of such persons as the Board may recommend unless the Board reduces the number of directors. Management does not presently contemplate that any of the nominees will become unavailable for any reason.

         The Board of Directors Recommends a Vote "For" the Election of Each of the Nominees.

Information Covering Nominees

         The following table sets forth the names of the nominees and certain information with regard to each nominee as of the Record Date.

                                                                                       Principal Occupation or
Name                        Age    Director Since      Position with Company           Employment, if Different
-----                       ----   ---------------     ---------------------           ------------------------

Michael Kempner (1)(2)(3)     42   October 1997        Director                        President and Chief Executive
                                                                                       Officer, The MWW Group, Inc.

Ian S. Phillips               60   June 1999           Director, Chief Executive
                                                       Officer of MG Acquisition Corp.

Warren Struhl (2)(3)          38   October 1997        Director                        President, Awards.com, Inc.

Jeffrey S. Tauber (1)         38   October 1997        Chairman, Chief Executive
                                                       Officer and Director

(1)  Member of Executive Committee
(2)  Member of Compensation Committee
(3)  Member of Audit Committee

         JEFFREY S. TAUBER has been the Chief Executive Officer, President and Chairman of the Board of the Company since October 1997, President of the Company from October 1997 through January 2000 and has been Managing Director of Cybershop LLC since December 1994. Mr. Tauber was President of Avanti Linens, a leading U.S. manufacturer of decorative bath towels, from May 1988 to May 1994. In August 1993, Mr. Tauber founded a multi-head embroidery business that he sold in 1994. Prior to working at Avanti he was a buyer and divisional Merchandise Manager for Bloomingdale's from February 1984 to May 1988. His areas of responsibility included bed pillows, blankets, sheets, women's swimwear, and ready-to-wear. In 1987, Mr. Tauber was named Federated Buyer of the Year. Mr. Tauber received his B.A. in Economics from Washington University in St. Louis in 1983.

         MICHAEL KEMPNER has served as a director of the Company since October 1997. Mr. Kempner, the founder of MWW Group, a public relations, investor relations and marketing firm ("MWW"), has been its President and Chief Executive Officer since 1986. Prior to founding MWW, Mr. Kempner was president of the nation's first liquor-filled chocolate company, Winters Chocolates from 1984 to 1986. Mr. Kempner earned a Bachelor of Science degree from American University in 1981.

         IAN S. PHILLIPS has been the Chief Executive Officer of MG Acquisition Corp., a wholly owned subsidiary of the Company, and a director of the Company, since June 1999. MG Acquisition Corp. began operations through the acquisition of The Magellan Group, Inc. in June 1999. Mr. Phillips co-founded The Magellan Group in January 1992 as a direct marketer of high quality, branded and unique products through traditional direct marketing channels and through its website www.toolsforliving.com. Mr. Phillips has over 35 years in the publishing and direct marking industry, with various positions including Circulation Director for Rolling Stone Magazine and Circulation Manager for The New Yorker Magazine. Mr. Phillips attended Santa Monica City College and UCLA.

         WARREN STRUHL has served as a director of the Company since October 1997. Mr. Struhl is a co-founder and President of Awards.com, a company specializing in incentive based products for sale over the Internet. Mr. Struhl is also currently the Chairman of Genesis Direct, Inc. ("Genesis Direct") a catalog and direct marketing company he founded in 1995 which has done business under the name Proteam.com, and for which he has previously held the positions of President and Chief Executive Officer. In August 1999, Genesis Direct announced that it had filed a voluntary petition to reorganize under Chapter 11 of the United States Bankruptcy Code. Mr. Struhl founded Paper Direct Inc., a mail catalog, in 1988 and was its President from 1989 until 1995. Mr. Struhl received a B.A. in Sociology from Tulane University in 1984.


Information Concerning the Board of Directors and Committees

         The business and affairs of the Company are managed by the Board of Directors, which met thirteen times during the fiscal year ended December 31, 1999. During the fiscal year ended December 31, 1999, all current directors attended 75% or more of the total number of meetings of the Board and the Committees on which they served.

         The Board maintains three standing committees ("Committees"): the Executive Committee, the Compensation Committee and the Audit Committee.

         The Executive Committee, consisting of Jeffrey S. Tauber and Michael Kempner has all the powers of the Board of Directors in the management of the business and affairs of the Company except as such powers are limited by the Delaware General Corporation Law. The Executive Committee did not meet during 1999.

         The Compensation Committee, consisting of Michael Kempner and Warren Struhl, makes recommendations to the Board concerning compensation, including incentive arrangements, of the Company's officers and other key employees, including those executive officers who also serve on the Board, and under the Company's stock option plans, makes determinations of the persons to whom options should be granted and the number of options to be granted to such persons. The Compensation Committee met once during 1999.

         The Audit Committee, consisting of Michael Kempner and Warren Struhl, makes recommendations to the Board regarding the engagement of the Company's independent public accountants, evaluates the results and scope of the audit, reviews the financial statements and evaluates the adequacy of the Company's internal control procedures. The Audit Committee did not meet during 1999.

                               EXECUTIVE OFFICERS

Set forth below is certain information as of the Record Date regarding the executive officers of the Company:

                                                                                 Executive
Name                       Age      Position with Company                        Officer Since
----                       ---      ---------------------                        -------------

Jeffrey S. Tauber            38     Chairman, Chief Executive Officer and        October 1997
                                    Director

Kevin Miller                 39     President                                    February 2000

Jeffrey Leist                53     Senior Vice President, Chief Operating and   February 1999
                                    Chief Financial Officer

Ian S. Phillips              60     Chief Executive Officer of MG Acquisition    June 1999
                                    Corp.

Howard J. Kuntz III          48     Chief Operating Officer of MG Acquisition    June 1999
                                    Corp.

Richard Gilbert              35     Vice President, Planning and Development     May 1998

         Additional information with respect to Jeffrey S. Tauber and Ian S. Phillips is set forth under "Information Covering Nominees."

         KEVIN S. MILLER has served as President since February 2000. Prior to joining the Company, Mr. Miller was a principal of Credit Research & Trading, LLC, an investment, research and trading firm focused primarily on special situations and distressed debt and equity securities. During his tenure at Credit Research, the firm also built an investment banking practice focused primarily on issuance of private placement debt and equity securities for small to mid-cap companies. At Credit Research, Mr. Miller was responsible for analyzing financial, operating, legal, and restructuring issues and advising companies and their creditors regarding resolution of these issues. Mr. Miller worked closely with major U.S. hedge funds in the analysis and formulation of investment strategies for the trading of debt and equity securities. Mr. Miller served as Managing Member of the firm's Principals' Committee from 1997 until leaving the firm to join the Company. Before joining Credit Research in 1995, Mr. Miller was an attorney at Berlack, Israels & Liberman, a law firm specializing in corporate restructurings and creditors' rights. In that capacity he worked closely with financial advisors to analyze operational, financial and legal issues in the formulation and implementation of restructuring strategies. While at Berlack, Israels, Mr. Miller was responsible for restructuring companies with more than five billion dollars of debt. Mr. Miller received his JD from Boston University School of Law in 1986 and his BA from Washington University in St. Louis.

         JEFFREY LEIST served as Senior Vice President and Chief Operating Officer commencing February 1999 and as Chief Financial Officer commencing April 1999 ending with his resignation in April 2000. From February 1996 to August 1998 Mr. Leist served as Chief Operating Officer and Chief Financial Officer of News America Digital Publishing, a division of News Corporation, a media company controlled by Rupert Murdoch. The News America operations included TV Guide Online, the Fox Sports and Fox News web sites, Kesmai and News Internet services. From January 1994 to February 1996, Mr. Leist served as Executive Vice President of Operations for the Technology Group. Mr. Leist is a certified public accountant and received a B.S. in Accounting from Indiana University.

         HOWARD J. KUNTZ III has been Chief Operating Officer of MG Acquisition Corp., a wholly owned subsidiary of the Company, since June 1999. MG Acquisition Corp. began operations through the acquisition of The Magellan Group, Inc. in June 1999. Mr. Kuntz co-founded The Magellan Group in January 1992 as a direct marketer of high-quality, branded and unique products through traditional direct marketing channels and through its website www.toolsforliving.com. Mr. Kuntz has over 25 years experience in the publishing, direct marketing and advertising industries including various management positions with Time Inc., Benton & Bowles, and NW Ayer. Mr. Kuntz is a graduate of the University of Connecticut.

         RICHARD GILBERT served as Vice President, Planning and Development from July 1999 until his resignation in February 2000. Mr. Gilbert joined the Company as Director, Strategic Planning in May 1998. Prior to joining the Company, Mr. Gilbert had been a management consultant for over eight years, with Price Waterhouse and Booz Allen & Hamilton specializing in new media and telecommunications strategy development and acquisition analysis.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth the aggregate compensation paid to or accrued by the Company or its subsidiaries during each of the last three fiscal years reflecting all compensation awarded to, earned by or paid by the Company to Jeffrey S. Tauber, its Chief Executive Officer, and each of the four most highly compensated executive officers, other than the Chief Executive Officer, whose annual base salary and bonus compensation exceeded $100,000 during the fiscal year ended December 31, 1999 (the "Named Executive Officers").

                                                                                 Long Term
                                                                                 Compensation
                                                   Annual Compensation           Awards
Name and Principal                      ---------------------------------------  ------------
                                                                                 Securities
------------------                                                 Other Annual  Underlying    All Other
Position                       Year     Salary ($)     Bonus($)    Compensation  Options       Compensation(1)
--------                       ----     ----------     --------    ------------  -------       ------------
Jeffrey S. Tauber              1999     $ 250,000        ---             ---           ---          $3,540
Chairman and Chief             1998       190,000        ---             ---           ---            ---
Executive Officer              1997       162,500        ---             ---           ---            ---

Jeffrey Leist                  1999       208,300        ---             ---           ---            ---
Chief Operating and Chief      1998           ---        ---             ---           ---            ---
Financial Officer              1997           ---        ---             ---           ---            ---

Ian S. Phillips                1999       131,250        ---             ---           ---            ---
Chief Executive Officer of     1998           ---        ---             ---           ---            ---
MG Acquisition Corp.           1997           ---        ---             ---           ---            ---

Howard J. Kuntz III            1999       131,250        ---             ---           ---            ---
Chief Operating Officer of     1998           ---        ---             ---           ---            ---
MG Acquisition Corp.           1997           ---        ---             ---           ---            ---

Richard Gilbert                1999       116,500        ---             ---           ---           1,725
Vice President, Planning       1998        71,500        ---             ---           ---            ---
and Development                1997           ---        ---             ---           ---            ---


(1) "All Other Compensation" for fiscal 1999 is comprised of the Company's contributions to the Cybershop LLC 401(k) Savings Plan.

Option Grants in Last Fiscal Year

         The following table sets forth, for each of the Named Executive Officers, information regarding individual grants of options made in the last fiscal year, and their potential realizable values.

                                     Individual Grants
-----------------------------------------------------------------------------------------
                                                                                         Present Value
                                       % of Total                                        of Grant at
                                       Options                                           Date of Grant
                                       Granted                                           Using the
                          Options      to Employees in     Exercise or     Expiration    Black-Scholes
Name                      Granted      Fiscal Year         Base Price      Date          Model(1)
-------------------------------------------------------------------------------------------------------
Jeffrey S. Tauber           175,000          24.6%            $ 7.500      6/3/04            $1,009,750
Jeffrey Leist               150,000          21.0%              6.750      3/3/04               778,500
                             50,000           7.0%              6.500      10/17/04             250,000
Ian S. Phillips                   ---         ---                 ---      ---                      ---
Howard J. Kuntz III               ---         ---                 ---      ---                      ---
Richard Gilbert             15,000            2.1%              7.500      6/3/04                86,550
                            25,000            3.5%              6.500      10/17/04             125,000

--------------------

  (1) Calculated using the Black-Scholes option-pricing model with the following assumptions: volatility of 131.0%, risk-free interest rate of 6.5% and an expected life of three years. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the Black-Scholes model does not necessarily provide a reliable measure of the fair value of the Company's stock options.

Aggregated Option/SAR Exercises during Fiscal 1999 and Year End
Option/SAR Values

         The following table provides information related to options exercised by the Named Executive Officers during fiscal 1999 and the number and value of options held at December 31, 1999 which are currently exercisable. There are no outstanding stock appreciation rights.

                                                         Number of Securities                Value of Unexercised
                       Shares                           Underlying Unexercised               In the Money Options/
                       Acquired                         Options/SARs at FY-End                  SARs at FY-End
                       on             Value             -----------------------                 --------------
Name                   Exercise      Realized    Exercisable        Unexercisable     Exercisable      Unexercisable
----                   ---------     --------    -----------        -------------     -----------      -------------
Jeffrey S. Tauber           ---         $---           ---               175,000           $---              $---
Jeffrey Leist               ---          ---           ---               200,000            ---               ---
Ian S. Phillips             ---          ---           ---                 ---              ---               ---
Howard J. Kuntz III         ---          ---           ---                 ---              ---               ---
Richard Gilbert             ---          ---          20,000             80,000           $16,247           $32,493

Directors' Compensation

         Non-employee directors currently receive a fee of $500 per meeting for service on the Board of Directors on any committee thereof. Directors are eligible to receive options under the Company's 1998 Stock Option Plan and 1998 Director's Stock Option Plan (the "1998 Directors Plan").

         Pursuant to the 1998 Directors Plan each member of the Board of Directors who is not an employee of the Company who is elected or continues as a member of the Board of Directors is entitled to receive annually options to purchase 3,000 shares of Common Stock at an exercise price equal to the fair market value on the date of grant, which options vest on the first anniversary of the date of grant.

Employment Agreements, Termination of Employment and Change in Control Arrangements

         In February 1999 the Company entered into an employment agreement with Jeffrey Leist, the Company's Senior Vice President, Chief Operating Officer and Chief Financial Officer, which provides for a base salary of $250,000 per annum. In connection with his agreement, the Company also agreed to grant Mr. Leist non-qualified stock options to purchase 150,000 shares of Common Stock, which options vest over a two-year period. Mr. Leist terminated his services with the Company effective April 11, 2000.

         In June 1999, the Company entered into an employment agreement with Ian
S. Phillips, the Company's Chief Executive Officer of MG Acquisition Corp., which provides for a base salary of $225,000 per annum. Mr. Phillips' agreement is for an initial term of two years.

         In June 1999, the Company entered into an employment agreement with Howard J. Kuntz III, the Company's Chief Operating Officer of MG Acquisition Corp., which provides for a base salary of $225,000 per annum. Mr. Kuntz's agreement is for an initial term of two years.

         In February 2000 the Company entered into an employment agreement with Kevin Miller, the Company's President, which provides for a base salary of $75,000 per annum. In connection with his agreement, the Company also agreed to grant Mr. Miller non-qualified stock options to purchase 500,000 shares of Common Stock, which options vest over a two-year period. Mr. Miller's agreement is for an initial term of two years.

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee consists of Michael Kempner and Warren Stuhl. None of these individuals is an officer or employee of the Company or any of its subsidiaries.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Compensation of the Company's executives is subject to review and approval of the two-member Compensation Committee of the Company's Board of Directors. Each member of the Compensation Committee is a non-employee director.

         Pursuant to rules recently adopted by the Securities and Exchange Commission ("SEC") designed to enhance disclosure of companies' policies regarding executive compensation, set forth below is a report submitted by the members of the Compensation Committee addressing the Company's compensation policies for 1999 as they affected the Company's executive officers generally and, in particular, as they affected Jeffrey S. Tauber, Chairman and Chief Executive Officer of the Company.

Compensation Policies Regarding Executive Officers

         The Compensation Committee's executive compensation policies are intended to provide competitive levels of compensation to attract and retain qualified executives, to recognize individual contributions to the successful achievement of the Company's business objectives, and to align managements' and shareholders' interests in the enhancement of shareholder value over the long term.

Elements of Executive Compensation

         The Company's executive compensation program has three components: (1) annual cash compensation in the form of base salary and discretionary bonus payments, (2) long-term incentive compensation in the form of stock options granted under the Company's 1998 Stock Option Plan and (3) other compensation and employee benefits generally available to all employees of the Company, such as health insurance. Annual cash compensation is primarily designed to reward current performance. Long-term incentives and other compensation and employee benefits are primarily designed to create performance incentives over the long term for executive officers and employees.

         Base Salary. The base salary for each executive officer is set at a level deemed sufficient to attract and retain qualified officers. The Compensation Committee has generally determined target base salaries according to the average base salaries paid by benchmark Internet commerce and retail companies. Aggregate base salary increases are intended to maintain compensation levels that are in line with leading companies in related fields, while individual base salary increases are set to reflect individual performance levels.

         Long-Term Incentives. The grant of stock options is the Company's current method for providing long-term incentive compensation to its employees. The Compensation Committee believes that the use of stock options attracts and retains qualified personnel for positions of substantial responsibility and also serves to motivate its executive officers to promote the success of the Company's business and maximize stockholder value.

         The Company's 401(k) Plan is a broad-based employee benefit plan in which the executive officers are permitted to participate on the same terms as non-executive employees who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under the plan. The Company matches the contributions of participating employees, including executive officers, up to a certain level determined by the Board of Directors. Benefits under the 401(k) Plan are not tied to Company performance.

1999 Compensation of Chief Executive Officer

         The SEC regulations require the Compensation Committee to disclose the Committee's bases for compensation reported for Mr. Tauber in 1999 and to discuss the relationship between such compensation and the Company's performance during the last fiscal year.

         The Compensation Committee's decisions with respect to 1999 compensation paid to Mr. Tauber was based on the factors discussed above applicable to all of the Company's executive officers.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS

         Michael Kempner                             Warren Struhl

Performance Graph

         Set forth below is a line graph comparing the Company's cumulative total stockholder return on its Common Stock since March 23, 1998, the date the Common Stock began trading on the NASDAQ Small Cap Market through December 31, 1999 (as measured by dividing the difference between the Company's share price at the beginning and the end of the measurement period by the share price at the beginning of the measurement period) with (i) the cumulative total return of the NASDAQ Stock Market Index of U.S. Companies and (ii) the cumulative total return of the Media General Internet Software and Services Index. The Common Stock currently trades on the NASDAQ National Market System.


                     Comparison Of Cumulative Total Return*
    GSV, Inc. Common Stock, NASDAQ Market Index and Media General Group Index


                              [CHART - LINE GRAPH]


                                                                MEDIA GENERAL INTERNET
   MEASUREMENT PERIOD     GSV, INC.    NASDAQ MARKET INDEX    SOFTWARE AND SERVICES INDEX
   ------------------     ---------    -------------------    ---------------------------

        3/23/98            100.00           100.00                       100.00
        12/31/98           130.00           120.19                       262.94
        12/31/99            62.86           211.98                       765.26

*Assumes that the value of an investment in the Common Stock and in each index was $100 on March 23, 1998 and that any dividends were reinvested.

                                 PROPOSAL NO. 2

                            RATIFICATION OF SELECTION
                        OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board has approved the engagement of Arthur Andersen LLP as the independent public accountants of the Company for the fiscal year ending December 31, 2000. Arthur Andersen LLP has audited the Company's financial statements since its inception. The Board believes it is appropriate to submit for ratification by the stockholders its selection of Arthur Andersen LLP as the independent public accountants of the Company.

         The Company is advised that neither that firm nor any of its partners has any material direct or indirect relationship with the Company. The Board considers Arthur Andersen LLP to be well qualified for the function of serving as the Company's independent public accountants.

         Representatives of Arthur Andersen LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

         Unless otherwise specified, shares represented by proxies will be voted for the ratification of Arthur Andersen LLP as the independent public accountants for the Company. If the stockholders do not so approve, the selection of independent public accountants will be reconsidered by the Board.

Recommendation of the Board of Directors

         The Board of Directors recommends a vote FOR Proposal No. 2.


                                 OTHER BUSINESS

         Management of the Company knows of no other business which will be presented for consideration at the Meeting, but should any other matters be brought before the Meeting, it is intended that the persons named in the accompanying proxy will vote such proxy in their discretion.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         For options granted to executive officers see "Management."

         The Board of Directors has adopted a policy to provide that transactions between the Company and its officers, directors and other affiliates must (i) be approved by a majority of the members of the Board of Directors and by a majority of the disinterested members of the Board of Directors, (ii) be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and (iii) be for bona fide business purposes only.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires officers and directors of the Company and holders of more than 10% of the Common Stock (collectively "Reporting Persons") to file reports of initial ownership, ownership and changes in ownership of the Common Stock with the Securities and Exchange Commission within certain time periods and to furnish the Company with copies of all such reports. Based solely on its review of copies of such reports furnished to the Company by such Reporting Persons or on the written representations of such Reporting Persons that no reports on Form 5 were required, the Company believes that, during the fiscal year ended December 31, 1999, all of the Reporting Persons complied with their Section 16(a) filing requirements.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Company has engaged Arthur Andersen LLP as independent public accountants for the Company's fiscal year ending December 31, 2000. Representatives of Arthur Andersen LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                  ANNUAL REPORT

         The Annual Report of the Company for the fiscal year ended December 31, 1999 is being furnished herewith to stockholders of record of the Company on the Record Date.

                  SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

         Any stockholder desiring to present proposals to stockholders at the next Annual Meeting of the Company must transmit such proposal to the Company in writing and such proposal must be received by the Secretary of the Company at its offices no later than January 5, 2001. All such proposals should be in compliance with applicable SEC regulations.

                                       By Order of the Board of Directors


                                       Jeffrey S. Tauber
                                       Chairman

                                    GSV, INC.

              FORM OF PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                  June 6, 2000

      The undersigned hereby appoints JEFFREY S. TAUBER and KEVIN MILLER, as Proxies, with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all of the shares of Common Stock, $.001 par value, of GSV, INC., held of record by the undersigned at the close of business on April 6, 2000 at the Annual Meeting of Stockholders (the "Meeting") of GSV, INC. on June 6, 2000, at 1:00 pm, or at any adjournments thereof.

1.    Election of Directors

      |_| FOR all nominees listed below            |_| WITHHOLD AUTHORITY
      (except for any nominee listed below)        to vote for all nominees
                                                   listed below

      INSTRUCTION: to withhold authority to vote for an individual nominee, mark FOR and write that nominee's name below.

      NOMINEES: Michael Kempner, Ian S. Phillips, Warren Struhl and Jeffrey S. Tauber

2. To ratify the selection of Arthur Andersen LLP as independent public accountants for the fiscal year ending December 31, 2000.

      |_| FOR                       |_| AGAINST                  |_| ABSTAIN

3. In their discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

                                               (To be signed below)

      Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as a corporation, please give your full corporate name and sign by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                               DATED:                 , 2000
                                      ----------------

                               -----------------------------
                               Shareholder Name

                               -----------------------------
                               Shareholder Signature

                               -----------------------------
                               Signature if held jointly


                     PLEASE MARK, SIGN, DATE AND RETURN THE
                PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.